EXHIBIT D

TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.

DESTINY ALTERNATIVE FUND (TEI) LLC

EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Limited Liability Company Units in

DESTINY ALTERNATIVE FUND (TEI) LLC

Tendered Pursuant to the Offer to Purchase
Dated November 22, 2022

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC. BY,

11:59 P.M., EASTERN TIME, ON DECEMBER 20, 2022,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

Destiny Alternative Fund (TEI) LLC

c/o UMB Fund Services, Inc.

235 W. Galena Street

Milwaukee, WI 53212

Attention: Tender Offer Administrator

Phone: (877) 779-1999

Fax: (816) 860-3140

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DESTINY ALTERNATIVE FUND (TEI) LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its units of limited liability company interest in Destiny Alternative Fund (TEI) LLC (formerly known as Destiny Alternative Fund (Tax Exempt) LLC) (the “Fund”), or the tender of some of such units, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

☐          All of the undersigned’s entire units of limited liability company interest.

☐          A portion of the undersigned’s units of limited liability company interest expressed as a specific dollar value or number of units

$_______________________or_______________________ (number of units)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the units in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

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